EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:                            Media Contact:
Jeffrey S. Beyersdorfer                                 Gary Hanson
(602) 286-1530                                    (602) 286-1777

WESTERN REFINING LOGISTICS TO PARTICIPATE IN THE
WELLS FARGO SECURITIES 2013 ENERGY SYMPOSIUM

EL PASO, Texas - December 9, 2013 - Western Refining Logistics, LP (NYSE:WNRL) announced today that management will participate in the Wells Fargo Securities 2013 Energy Symposium in New York City, on Tuesday, December 10, 2013. The presentation is currently scheduled for 3:20 pm ET on Tuesday, December 10, 2013, and will be webcast live. A link to the live webcast and presentation will be available on the Investor Relations section of Western Refining Logistics’ website at www.wnrl.com beginning December 10, 2013 and will remain available on www.wnrl.com in accordance with the Company’s investor presentation archive policy.

About Western Refining Logistics
Western Refining Logistics, LP is a fee-based, growth-oriented master limited partnership formed by Western Refining to own, operate, develop, and acquire terminals, storage tanks, pipelines, and other logistics assets related to the terminalling, transportation, and storage of crude oil and refined products. Headquartered in El Paso, Texas, Western Refining Logistics’ assets include approximately 300 miles of pipelines, approximately 7.9 million barrels of active storage capacity, and other assets in the Southwest US.